EXHIBIT 99.1

Lightwave Logic Achieves High-Speed Modulation in its First-Ever All-Organic Polymer Ridge Waveguide Modulator Prototype

Mach-Zehnder Design Enables Data Rates Approaching 10 Gigabits/sec and Provides Initial Demonstration of Polymer Photonics Integrated Circuits (P2ICs(TM)) for Telecom and Datacom Applications

LONGMONT, CO--(Marketwired - December 27, 2016) - Lightwave Logic, Inc. (OTCQB: LWLG), a technology company focused on the development of Next Generation Photonic Devices and Non-Linear Optical Polymer Materials Systems for applications in high-speed fiber-optic data communications and telecommunications, announced today it has achieved high-speed modulation in its first all-organic polymer ridge waveguide intensity modulator prototype.

A modulator converts electronic/digital information into pulses of light that can traverse fiber optic cables. Modulation is the central information-encoding technology for the Telecom, Datacom and Datacenter industries.

A Polymer Photonics Integrated Circuit is analogous to an electronic integrated circuit, but incorporates two or more optical functions integrated onto a single substrate platform. P2ICs™ are expected to experience a similar density trajectory as Moore's Law described for ICs where numerous photonic functions are integrated using polymer materials, which are scalable in low cost as well as high performance.

Tom Zelibor, Chairman and CEO of Lightwave Logic commented, "This is one of the most significant moments in the history of our great company. Our initial "alpha" prototype has exceeded our expectations. This device, enabled by our P2IC™ polymer system, has demonstrated bandwidth suitable for data rates up to about 10 Gbps, and we believe it can be extended to operate up to 25 Gbps, which is important to the optical networking industry because this data rate is a major node to achieve 100 Gbps (using 4 channels of 25 Gbps).

"Our development plan didn't anticipate attaining a 10 Gbps data rate until the first quarter of 2017, but due to exceptional engineering work, we were able to exceed this goal, and demonstrate true amplitude (intensity) modulation in a Mach-Zehnder modulator structure incorporating our polymer waveguides.

"I want to commend both our material and device development teams that worked tirelessly to successfully synthesize a commercially viable organic polymer system and then implement it in a high-speed working modulator prototype of our own proprietary design -- importantly, ahead of schedule.

"There is a lot more to do so we will now turn our efforts to push the data rate in subsequent iterations and optimize performance characteristics to meet or exceed industry benchmarks. The road to commercialization is necessarily paved with data and we now begin to collect device hard performance parameters that substantiate the power, reliability, and ultimately the value proposition of our P2IC™ technology to provide our growing list of interested parties.

"We anticipate that both a 10 Gbps device and ultimately a 25 Gbps device will generate industry attention as they squarely address a compact efficient solution for both today's 40 Gbps (4x10), and 100 Gbps (4x25) markets, and future higher performance markets."

For more information about Lightwave Logic, please visit the Company's website at following URL: www.lightwavelogic.com

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Lightwave Logic, Inc. is a development stage company moving toward commercialization of next generation photonic devices using its high-activity and high-stability organic polymers for applications in data communications and telecommunications markets. Photonic electro-optical devices convert data from electric signals into optical signals. For more information, about the Company please visit the corporate website at: www.lightwavelogic.com.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "explores," "expects," "anticipates," "continue," "estimate," "project," "intend," and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, lack of available funding; general economic and business conditions; competition from third parties; intellectual property rights of third parties; regulatory constraints; changes in technology and methods of marketing; delays in completing various engineering and manufacturing programs; changes in customer order patterns; changes in product mix; success in technological advances and delivering technological innovations; shortages in components; production delays due to performance quality issues with outsourced components; those events and factors described by us in Item 1.A "Risk Factors" in our most recent Form 10-K; other risks to which our Company is subject; other factors beyond the Company's control.

For Further Information Contact:

Steven Cordovano

Lightwave Logic

203-952-6373

steve@lightwavelogic.com